Exhibit 10.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE	PAGE OF PAGES
	1 of 12

2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
P00002	See Block 16C	OS300652	

6. ISSUED BY CODE ASPR-BARDA	7. ADMINISTERED BY (If other than Item 6) CODE
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201	

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)

MARINUS PHARMACEUTICALS INC 1564975
Attn: MATTHEW O'BRIEN
MARINUS PHARMACEUTICALS, INC.
5 RADNOR CORP CTR STE 500
RADNOR PA 19087

CODE 1564975 | FACILITY CODE

(x) | 9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)

x | 10A. MODIFICATION OF CONTRACT/ORDER NO. 75A50120C00159

10B. DATED (SEE ITEM 13) 09/08/2020

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) Net Increase: $12,318,053.00
See Schedule

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
X	D. OTHER (Specify type of modification and authority) FAR 52.217-9 Option to Extend the Term of the Contract; FAR 43.103(a) - Bilateral Modification

E. IMPORTANT: Contractor ☐ is not ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Tax ID Number: 20-0198082
DUNS Number: 141007232
UEI: MS6UM2NBDW91
The purpose of this modification is to:

1. Exercise Option 2 (CLIN 0003), increase cost for Option 2, and update ARTICLES B.2, B.3.1, B.4 & B.6.i with increased cost
2. Update ARTICLES F.2 and G.1 stating Jonathan Gonzalez as the Contracting Officer
3. Update ARTICAL G.4 with new invoicing method and clause for the Invoice Payment Processing (IPP) system
4. Update the Statement of Work (SOW) to revise information for Option 2 and remove Option 4

Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)	
Steven Pfanstiel, Chief Financial Officer		JONATHAN F. GONZALEZ	
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
/s/ Steven Pfanstiel (Signature of person authorized to sign)	9/20/22	/s/ Jonathan F. Gonzalez (Signature of Contracting Officer)	9/21/22

Previous edition unusable

STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET | REFERENCE NO. OF DOCUMENT BEING CONTINUED 75A50120C00159/P00002 | PAGE 2 OF 12

NAME OF OFFEROR OR CONTRACTOR
MARINUS PHARMACEUTICALS INC 1564975

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	All other terms and conditions remain unchanged. Period of Performance: 09/15/2020 to 12/31/2025 Change Item 1 to read as follows(amount shown is the obligated amount):				
1	ASPR-20-03076 -- Base Period fund to Marinus Pharmaceuticals -- Ganaxolone for the Treatment of Status Epilepticus (SE) Obligated Amount: $0.00 Accounting Info: 2020.1992020.25106 Appr. Yr.: 2020 CAN: 1992020 Object Class: 25106 Funded: $0.00 Add Item 2 as follows:				0.00
2	ASPR-22-01939 Exercise of Option 2 (CLIN0003)(1) Obligated Amount: $9,817,216.00 Accounting Info: 2022.1992021.25106 Appr. Yr.: 2022 CAN: 1992021 Object Class: 25106 Funded: $9,817,216.00 Add Item 3 as follows:				9,817,216.00
3	ASPR-22-01939 Exercise of Option 2 (CLIN0003)(2) Obligated Amount: $2,500,837.00 Accounting Info: 2022.1992022.25106 Appr. Yr.: 2022 CAN: 1992022 Object Class: 25106 Funded: $2,500,837.00				2,500,837.00

NSN 7540-01-152-8067

OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 3 of 12 Beginning with the effective date of this modification, the Government and Contractor mutually agree as follows: 1. B.2. BASE PERIOD is deleted and replaced with the following: 1. The total estimated cost of this contract is $85,160,754. 2. The Contractor shall maintain records of all contract costs (to include contractor share) and such records shall be subject to FAR 52.215-2 (Oct 2010), Audit and Records – Negotiation and incorporated by reference into the contract in SECTION I. 3. The amount currently obligated will cover base performance of the contract through December 31, 2023. 2. B.3. OPTION PERIODS is deleted and replaced with the following: B.3.1 COST REIMBURSEMENT OPTIONS a. The contract includes optional, cost reimbursement CLINs 0002, 0003, and 0004. The Government may exercise Option Periods in accordance with FAR 52.217-9 Option to Extend the Term of the Contract (March 2000), as set forth in Section I of the contract. b. Unless the government exercises its option pursuant to the option clause contained in ARTICLE I.2, the contract consists only of the Base Work segment specified in the Statement of Work as defined in SECTONS C and F, for the price set forth in ARTICLE B.2 of the contract. c. The Government may modify the contract unilaterally and require the contractor to provide supplies and services for Option Periods listed below, in accordance with FAR 52.217-9. d. If the Government decides to exercise an option(s), the Government will provide the Contractor a preliminary written notice of its intent as referenced in the clause. Specific information regarding the time frame for this notice is set forth in the OPTION CLAUSE Article in SECTION G of this contract. The estimated cost of the contract will be increased as set forth below: CLIN Period of Performance Supplies/Services Government Share Contractor Share Total Estimated Cost 0001 09/15/2020 – 12/31/2023 Pre-clinical Efficacy in a nerve agent model; Phase 3 Clinical Trial; Pre-NDA Meeting $21,338,880 (52%) $19,455,822 (48%) $40,794,702

75A50120C00159 Modification 2 SF-30 Continuation Page
Page 4 of 12

Option	CLIN	Period of Performance	Supplies/Services	Government Share	Contractor Share	Total Estimated Cost
1	0002	01/03/2022 – 06/30/2023	**Option 1 Period:** Juvenile Toxicology Studies; Status Epilepticus NDA Submission	$11,330,470 (93%)	$895,175 (7%)	$12,225,645
2	0003	09/01/2022 – 07/31/2025	**Option 2 Period:** Completion of API On-shoring	$12,318,053 (70%)	$5,279,166 (30%)	$17,597,219 ***(Exercised per this modification)***
3	0004	04/01/2023 – 11/01/2024	**Option 3 Period:** Pediatric Phase III Clinical Trial; sNDA submission	$7,271,594 (50%)	$7,271,594 (50%)	$14,543,188
		TOTALS	**Only option years**	$30,920,117	$13,445,935	$44,336,052
		TOTALS	**Base + options**	$52,258,997	$32,901,757	$85,160,754

3. **B.4 ESTIMATED COST – COST SHARING** is deleted and replaced as follows:

This is a cost-sharing contract. The total estimated BARDA cost sharing for performing the work under this contract is $52,258,997 (Base: $21,338,330; Option 1: $11,330,470; Option 2: $12,318,053; Option 3: $7,271,594). For further provisions regarding the specific cost-sharing arrangement, see the ADVANCE UNDERSTANDINGS Article in SECTION B of the Contract.

4. **B.6.i Cost Sharing** is deleted and replaced as follows:

   1. This is a cost-sharing contract. Monies shall be provided for the total cost of performance for the BARDA and Marinus Pharmaceuticals.
   2. The Government shall provide monies in an amount not to exceed $52,258,997. The Contractor's share is estimated at $32,901,747.
   3. The Contractor shall maintain records of all contract costs (including costs claimed by the Contractor as being its share) and such records shall be subject to the Audit and Records-Negotiation and Final Decisions on Audit Findings clauses of the General Clauses.
   4. Costs contributed by the Contractor shall not be charged to the Government under any other contract, grant or cooperative agreement (including allocation to other grants, contracts or cooperative agreements as part of an independent research and development program). The Contractor shall report the organization's share of the costs expended by category, on the Financial Report of Individual Project/Contract as referenced in the CONTRACT FINANCIAL REPORT Article in SECTION G of this contract.

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 5 of 12 5. F.2. DELIVERABLES is updated as follows: Successful performance of the final contract shall be deemed to occur upon completion of performance of the work set forth in the Statement of Work dated June 30, 2022, set forth in Section J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the COR, of each of the deliverables described in Section C, Section F, and Section J. All deliverables and reporting documents listed within this Section shall be delivered electronically (as defined in Section F.3 Electronic Submission) to the CO, CS, and the COR unless otherwise specified by the CO. Unless otherwise specified by the CO, the deliverables identified in this Section F shall also be delivered electronically to the designated eRoom along with a concurrent email notification sent to the CO, CS, COR, and Alternate COR stating delivery has been made. All paper/hardcopy documents/reports submitted under this contract shall be printed or copied, double-sided, on at least 30 percent post-consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b). Hard copies of deliverables and reports furnished to the Government under the resultant Contract (including invoices) shall be addressed as follows: HHS/ASPR/BARDA/CMA: ATTN: Jonathan Gonzalez (Contracting Officer) U.S. Department of Health & Human Services Office of the Assistant Secretary for Preparedness and Response Biomedical Research and Development Authority (BARDA) Contract Management and Acquisition (CMA) O’Neill House Office Building Washington, DC 20515 Email: jonathan.gonzalez@hhs.gov 6. G.1 CONTRACTING OFFICER is deleted and replaced as follows: The following Contracting Officer (CO) will represent the Government for the purpose of this contract: DHHS/OS/ASPR/DCMA Jonathan Gonzalez Contracting Officer Room 21B05 – O’Neill House Office Building Washington D.C., 20515 Phone: (202) 381-7248 Email: jonatha n. gonz alez@hhs .gov

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 6 of 12 1) The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions or other stipulations of this contract. The Contracting Officer is the only person with the authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimburse to the Contractor of any costs incurred during the performance of this contract; (5) otherwise change any terms and contract. No information other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the US Government, otherwise, shall be considered grounds for deviation from any stipulation of this contract. The Government may unilaterally change its CO designation, after which it will notify the Contractor in writing of such change. 2) 3) 4) 7. G.4 CONTRACT FINANCIAL REPORT is deleted and replaced as follows: a. Financial reports on the attached Financial Report of Individual Project/Contract shall be submitted by the Contractor to the CO with a copy to the COR in accordance with the instructions for completing this form, which accompany the form, in an original and one electronic copy, not later than the 30th business day after the close of the reporting period. The line entries for subdivisions of work and elements of cost (expenditure categories), which shall be reported within the total contract, are discussed in paragraph e., below. Subsequent changes and/or additions in the line entries shall be made in writing. b. Unless otherwise stated in the instructions for completing this form, all columns A through J, shall be completed for each report submitted. c. The first financial report shall cover the period consisting of the first full three calendar months following the date of the contract, in addition to any fractional part of the initial month. Thereafter, reports will be on a quarterly basis. d. The Contracting Officer may require the Contractor to submit detailed support for costs contained in one or more interim financial reports. This clause does not supersede the record retention requirements in FAR Part 4.7. e. The listing of expenditure categories to be reported is incorporated as a part of this contract and can be found under Section J entitled, "Financial Report of Individual Project/Contract,". f. Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 7 of 12 g. Contractor invoices/financial reports shall conform to the form, format, and content requirements of the instructions for Invoice/Financing requests and Contract Financial Reporting The Contractor agrees to immediately notify the CO in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10%) of the estimated costs for the base period or any option period(s) (See estimated costs under Section B) and the reasons for the variance. These requirements are in addition to the specified requirements of FAR Clause 52.232-20, Limitation of Cost that is incorporated by reference under Section I.1 which states; Limitation of Cost (Apr 1984) • The parties estimate that performance of this contract, exclusive of any fee, will not cost the Government more than (1) the estimated cost specified in the Schedule or, (2) if this is a cost-sharing contract, the Government’s share of the estimated cost specified in the Schedule. The Contractor agrees to use its best efforts to perform the work specified in the Schedule and all obligations under this contract within the estimated cost, which, if this is a cost-sharing contract, includes both the Government’s and the Contractor’s share of the cost. The Contractor shall notify the Contracting Officer in writing whenever it has reason to believe that— o costs the Contractor expects to incur under this contract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of the estimated cost specified in the Schedule; o The total cost for the performance of this contract, exclusive of any fee, will be either greater or substantially less than had been previously estimated. As part of the notification, the Contractor shall provide the Contracting Officer a revised estimate of the total cost of performing this contract. Except as required by other provisions of this contract, specifically citing and stated to be an exception to this clause— The Government is not obligated to reimburse the Contractor for costs incurred in excess of (i) the estimated cost specified in the Schedule or, (ii) if this is a cost-sharing contract, the estimated cost to the Government specified in the Schedule; and The Contractor is not obligated to continue performance under this contract (including actions under the Termination clause of this contract) or otherwise incur costs in excess of the estimated cost specified in the Schedule, until the Contracting Officer (i) notifies the Contractor in writing that the estimated cost has been increased and (ii) provides a revised estimated total cost of performing this contract. If this is a cost-sharing contract, the increase shall be allocated in accordance with the formula specified in the Schedule. No notice, communication, or representation in any form other than that specified in paragraph (d)(2) of this clause, or from any person other than the Contracting Officer, shall affect this contract’s estimated cost to the • • • • • •

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 8 of 12 Government. In the absence of the specified notice, the Government is not obligated to reimburse the Contractor for any costs in excess of the estimated cost or, if this is a cost-sharing contract, for any costs in excess of the estimated cost to the Government specified in the Schedule, whether those excess costs were incurred during the course of the contract or as a result of termination. If the estimated cost specified in the Schedule is increased, any costs the Contractor incurs before the increase that are in excess of the previously estimated cost shall be allowable to the same extent as if incurred afterward, unless the Contracting Officer issues a termination or other notice directing that the increase is solely to cover termination or other specified expenses. Change orders shall not be considered an authorization to exceed the estimated cost to the Government specified in the Schedule, unless they contain a statement increasing the estimated cost. If this contract is terminated or the estimated cost is not increased, the Government and the Contractor shall negotiate an equitable distribution of all property produced or purchased under the contract, based upon the share of costs incurred by each. • • • h. The Contractor shall submit an electronic copy of the payment request to the approving official instead of a paper copy. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor's name, contract number, and unique invoice number. i. An electronic copy of the payment request shall be uploaded into the designated eRoom (as defined in Section F.3 ELECTRONIC SUBMISSION) and an e-mail notification of the upload will be provided to the CO and COR. j. All invoice submissions shall be in accordance with FAR Clause 52.232-25, Prompt Payment (Oct 2008). k. Invoices – Cost and Personnel Reporting, and Variances from the Negotiated Budget The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories: 1. Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort (actual hours or % of effort), and amount claimed. Fringe Benefits - Cite rate and amount Overhead - Cite rate and amount Materials & Supplies - Include detailed breakdown when total amount is over $10,000. Travel - Identify travelers, dates, destination, purpose of trip, and total breaking out amounts for transportation (plane, car, etc.), lodging, M&IE. Cite 2. 3. 4. 5.

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 9 of 12 COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel. Consultant Fees - Identify individuals, amounts and activities. Cite appropriate COA. Subcontracts - Attach subcontractor invoice(s). Cite appropriate COA. Equipment - Cite authorization and amount. Cite appropriate COA. Other Direct Costs - Include detailed breakdown when total amount is over $10,000. 6. 7. 8. 9. 10. G&A - Cite rate and amount. 11. Total Cost (and applicable cost-shared ratio) 12. Fixed Fee (if applicable) 13. Total Cost Plus Fixed Fee Additional instructions and an invoice template are provided in Section J-List of Attachments, Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for Cost-Reimbursement Contracts. All invoices must be signed by a representative of the contractor authorized to certify listed charges are accurate and comply with government regulations. Invoices shall be signed and submitted electronically (in accordance with Section F.3 Electronic Submission). If applicable, the Contractor shall convert any foreign currency amount(s) in the monthly invoice to U.S. dollars each month, on the 1st of the month, using the foreign exchange rate index published on www.federalreserve.gov. Payment of invoices is subject to the U.S. dollar limits within the Total Costs of CLIN 0001 in Section B of the contract. The Government shall use electronic funds transfer to the maximum extent possible when making payments under this contract. FAR 52.232-33, Payment by Electronic Funds Transfer–System for Award Management, in Section I requires the Contractor to designate in writing a financial institution for receipt of electronic funds transfer payments. Electronic Invoicing and Payment Requirements - Invoice Processing Platform (IPP) • All Invoice submissions for goods and or services delivered to facilitate payments must be made electronically through the U.S. Department of Treasury’s Invoice Processing Platform System (IPP). • Invoice Submission for Payment means any request for contract financing payment or invoice payment by the Contractor. To constitute a proper invoice, the payment request must comply with the requirements identified in the applicable Prompt Payment clause included in the contract, or the clause 52.212-4 Contract Terms and Conditions – Commercial Items included in commercial items contracts. The IPP website address is: https://www.ipp.gov. • The Agency will enroll the Contractors new to IPP. The Contractor must follow the IPP registration email instructions for enrollment to register the Collector Account for submitting invoice requests for payment. The Contractor Government Business

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 10 of 12 Point of Contact (as listed in SAM) will receive Registration email from the Federal Reserve Bank of St. Louis (FRBSTL) within 3 – 5 business days of the contract award for new contracts or date of modification for existing contracts. o Registration emails are sent via email from ipp.noreply@mail.eroc.twai.gov. Contractor assistance with enrollment can be obtained by contacting the IPP Production Helpdesk via email to IPPCustomerSupport@fiscal.treasury.gov or phone (866) 973-3131. o The Contractor POC will receive two emails from IPP Customer Support, the first email contains the initial administrative IPP User ID. The second email, sent within 24 hours of receipt of the first email, contains a temporary password. You must log in with the temporary password within 30 days. • If your company is already registered to use IPP, you will not be required to re-register. • If the Contractor is unable to comply with the requirement to use IPP for submitting invoices for payment as authorized by HHSAR 332.7002, a written request must be submitted to the Contracting Officer to explain the circumstances that require the authorization of alternate payment procedures. Additional Office of the Assistant Secretary for Preparedness and Response (ASPR) requirements: (i) The contractor shall submit invoices under this contract once per month. For indefinite delivery vehicles, separate invoices must be submitted for each order. (ii) Invoices must break-out price/cost by contract line item number (CLIN) as specified in the pricing section of the contract. (iii) Invoices must include the Dun & Bradstreet Number (DUNS) of the Contractor. (iv) Invoices that include time and materials or labor hours CLINS must include supporting documentation to (1) substantiate the number of labor hours invoiced for each labor category, and (2) substantiate material costs incurred (when applicable). (v) Invoices that include cost-reimbursement CLINs must be submitted in a format showing expenditures for that month, as well as contract cumulative amounts. At a minimum the following cost information shall be included, in addition to supporting documentation to substantiate costs incurred.  Direct Labor - include all persons, listing the person's name, title, number of hours worked, hourly rate, the total cost per person and a total amount for this category;

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 11 of 12  Indirect Costs (i.e., Fringe Benefits, Overhead, General and Administrative, Other Indirects)-show rate, base and total amount; Consultants (if applicable) - include the name, number of days or hours worked, daily or hourly rate, and a total amount per consultant; Travel - include for each airplane or train trip taken the name of the traveler, date of travel, destination, the transportation costs including ground transportation shown separately and the per diem costs. Other travel costs shall also be listed; Subcontractors (if applicable) - include, for each subcontractor, the same data as required for the prime Contractor; Other Direct Costs - include a listing of all other direct charges to the contract, i.e., office supplies, telephone, duplication, postage; and Fee – amount as allowable in accordance with the Schedule and FAR 52.216-8 if applicable.      (End) 8. ARTICLE I.3. ADDITIONAL FAR CLAUSES INCLUDED IN FULL TEXT HHSAR 352.232-71 Electronic submission of payment requests (FEB 2022) (a) Definitions. As used in this clause— (1) “Payment request” means a bill, voucher, invoice, or request for contract financing payment with associated supporting documentation. The payment request must comply with the requirements identified in FAR 32.905(b), “Content of Invoices” and the applicable Payment clause included in this contract. (b) Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests electronically using the Department of Treasury Invoice Processing Platform (IPP) or successor system. Information regarding IPP, including IPP Customer Support contact information, is available at www.ipp. gov or any successor site. (c) The Contractor may submit payment requests using other than IPP only when the Contracting Officer authorizes alternate procedures in writing in accordance with HHS procedures. (d) If alternate payment procedures are authorized, the Contractor shall include a copy of the Contracting Officer's written authorization with each payment request. (End of Clause)

SF-30 Continuation Page 75A501 20C00159 Modification 2 Page 12 of 12 9. SECTION J – LIST OF ATTACHMENTS is modified to update Attachment 1 as follows: 1. Attachment 1 – Statement of Work, dated September 15, 2022, 8 pages. ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED. END OF MODIFICATION #2